Exhibit 5

OPINION OF LUSE GORMAN, PC

LUSE GORMAN, PC

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780

WASHINGTON, D.C. 20015

_________________________

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

November 17, 2017

Board of Directors

Metropolitan Bank Holding Corp.

99 Park Avenue

New York, New York 10016

Re:	Metropolitan Bank Holding Corp. - Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of 2,288,323 shares of common stock, par value $0.01 per share (the “Shares”), of Metropolitan Bank Holding Corp. (the “Company”) and stock options to purchase common stock of Metropolitan Bank Holding Corp. (“Stock Options”), to be issued pursuant to the MetBank Holding Corp. 1999 Stock Option Plan and the Metropolitan Bank Holding Corp. 2009 Equity Incentive Plan (the “Equity Incentive Plans”).

In rendering the opinion expressed herein, we have reviewed the Certificate of Incorporation of the Company, as amended, the Equity Incentive Plans, the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as resolutions of the board of directors of the Company and applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Shares, when issued in accordance with the terms and conditions of Equity Incentive Plans, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and shall not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

Very truly yours,

/s/ LUSE GORMAN, PC

LUSE GORMAN, PC